UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2020

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Results of Tender Offer for 4.400% Notes due 2026, 6.550% Notes due 2037 and 4.500% Notes due 2048

On August 14, 2020, S&P Global Inc. (the “Company”) issued a press release announcing the pricing of the previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.400% senior notes due 2026 (the “2026 Notes”), 6.550% senior notes due 2037 (the “2037 Notes”) and 4.500% senior notes due 2048 (the “2048 Notes”, and together with the 2026 Notes and the 2037 Notes, the “Tendered Notes”). On August 17, 2020, the Company issued a press release announcing the expiration of the Tender Offer at 5:00 p.m., New York City time, on August 14, 2020 (the “Expiration Time”). As of the Expiration Time, according to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, (i) $228,394,000, or 25.38%, of the $900,000,000 aggregate principal amount of the 2026 Notes, (ii) $3,839,000, or 1.29%, of the $297,021,000 aggregate principal amount of the 2037 Notes and (iii) $217,178,000, or 43.44%, of the $500,000,000 aggregate principal amount of the 2048 Notes had been validly tendered and delivered (and not validly withdrawn) in the Tender Offer.

The Company accepted for purchase all of the Tendered Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time. Payment for the Tendered Notes purchased pursuant to the Tender Offer was made on August 17, 2020 (the “Settlement Date”), and payment for the Tendered Notes tendered by a notice of guaranteed delivery is expected to be made on or around August 19, 2020 (the “Guaranteed Delivery Settlement Date”).

The applicable “Tender Offer Consideration” is $1,198.50 for each $1,000 principal amount of 2026 Notes, $1,569.12 for each $1,000 principal amount of 2037 Notes and $1,424.44 for each $1,000 principal amount of 2048 Notes, plus accrued and unpaid interest to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable. The Tender Offer was funded from the net proceeds from the issuance and sale by the Company on August 13, 2020 of $600 million aggregate principal amount of its 1.250% senior notes due 2030 and $700 million aggregate principal amount of its 2.300% senior notes due 2060.

The Tender Offer was made on the terms and subject to the conditions set forth in the offer to purchase and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that were sent to registered holders of the Notes and posted online at www.dfking.com/spgi.

Copies of the Company’s press releases regarding the Tender Offer are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 are for informational purposes only and does not constitute an offer to purchase the 2026 Notes, the 2037 Notes or the 2048 Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

(99.1)	Press Release, dated August 14, 2020.

(99.2)	Press Release, dated August 17, 2020.

(104)	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary and Associate General Counsel

Dated: August 17, 2020